Exhibit 10.18

SOUTHCROSS ENERGY PARTNERS, L.P.

2016 CASH-BASED LONG-TERM INCENTIVE PLAN

ARTICLE I
PURPOSE OF THE PLAN
This plan shall be known as the Southcross Energy Partners, L.P. (the “Partnership”) 2016 Cash-Based Long-Term Incentive Plan (this “Plan”) and shall be effective as of March 11, 2016 (the “Effective Date”), which is the date of this Plan’s adoption by Southcross Energy Partners GP, LLC, a Delaware limited liability company (the “Company”), the general partner of the Partnership. The purpose of this Plan is to enable the Company to remain competitive in the marketplace and retain key employees by providing them with cash-based long-term incentive awards under this Plan.
ARTICLE II
DEFINITIONS
For purposes of this Plan, the following capitalized terms shall have the meanings set forth below:
2.1    “2012 LTIP” means the Southcross Energy Partners, L.P. Amended and Restated 2012 Long-Term Incentive Plan.
2.2    “Affiliate” meaning, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
2.3    “Award” means an award granted under this Plan.
2.4    “Award Agreement” means the written agreement by which an Award shall be evidenced, substantially in the form attached hereto as Exhibit A.
2.5    “Award Amount” means the total amount payable to a Participant hereunder with respect to such Participant’s Award, as set forth in such Participant’s Award Agreement.
2.6    “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time.
2.7    “Board” means the board of directors or board of managers, as the case may be, of the Company.
2.1    “Cause” shall have the meaning set forth in the 2012 LTIP.

2.2    “Change of Control” shall have the meaning set forth in the 2012 LTIP; provided that, notwithstanding the foregoing or such definition, any reorganization of Southcross Holdings pursuant to chapter 11 of the Bankruptcy Code shall not constitute a Change in Control for any purposes of this Plan.
2.3    “Code Section 409A” means Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Plan.
2.1    “Committee” means the Board, except that it shall mean such committee as is appointed by the Board if, from and after such time as and to the extent that the Board appoints such a committee comprised solely of two or more “nonemployee directors” (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended) to administer this Plan.
2.2    “Company” shall have the meaning set forth in Article I hereof.
2.1    “Disability” shall have the meaning set forth in the 2012 LTIP.
2.2    “Effective Date” shall have the meaning set forth in Article I hereof.
2.3    “Participant” means an employee or other service provider of any of the Company or its Affiliates who is selected by the Committee to participate in this Plan in accordance with Article IV hereof.
2.4    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.5    “Plan” shall have the meaning set forth in Article I hereof.
2.6    “Service” shall have the meaning set forth in the 2012 LTIP.
2.7    “Southcross Holdings” means Southcross Holdings GP LLC, Southcross Holdings LP, and each of its direct and indirect subsidiaries, excluding the Company and its subsidiaries.
2.8    “Term” means the period from the Effective Date to the date the Plan terminates pursuant to Section 4.4.
ARTICLE III
ADMINISTRATION
3.1    General. This Plan shall be administered by the Committee; provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan. Subject to the provisions of this Plan, the Committee shall be authorized to (i) determine Participants in this Plan; (ii) impose such limitations, restrictions, provisions and conditions upon the Awards as it shall deem appropriate; (iii) determine whether the conditions and restrictions applicable to any payment have been met; (iv) interpret this Plan; and (v) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out this Plan as it may deem appropriate. Further, the Committee shall make, in its discretion, all determinations and calculations with respect to each individual Award, including all components thereof. The Committee’s determinations on matters within its authority shall be, absent calculation error or any action in bad faith, conclusive and binding upon the Participants, the Company and all other Persons to whom rights to receive payments hereunder have been transferred in accordance with Section 5.1 hereof. The validity, construction, and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. Determinations made by the Committee or Board under this Plan need not be uniform and may be made selectively among eligible individuals under this Plan, whether or not such individuals are similarly situated.
3.2    Plan Expenses. The expenses of this Plan shall be borne by the Company.
3.3    Unfunded Arrangement. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award Amounts under this Plan, and rights to the payment of such Award Amounts shall be no greater than the rights of the Company’s general unsecured creditors.
3.4    Delegation. The Board may, to the extent permissible by law and by proper Board action, delegate any of its authority hereunder to such Persons as it deems appropriate.
ARTICLE IV
PARTICIPATION AND PAYMENT

4.1    Participation. Participation in this Plan shall be limited to those Participants selected by the Company from time to time and who enter into an Award Agreement.
4.2    Grant of Awards. The Committee shall determine the Participants to whom Awards are granted under this Plan, and the corresponding Award Agreements shall be substantially in the form attached hereto as Exhibit A.
4.3    Vesting of Award Amounts.
(a)    Normal Vesting: A Participant shall vest in and be entitled to receive one-third (1/3) of such Participant’s Award Amount on each of the following dates (each, a “Vesting Date”), subject to such Participant’s continued Service with the Company through the applicable Vesting Date: (i) April 1, 2017, (ii) April 1, 2018, and (iii) April 1, 2019. Any Award Amount payable under this Section 4.3(a) shall be paid no later than thirty (30) days following the applicable Vesting Date. Notwithstanding the foregoing, if a Participant's Service with the Company is terminated by the Company without Cause, then such Participant will be entitled to receive the portion of the Award Amount that otherwise would have been payable to such Participant on the next Vesting Date to occur after such Participant's Service termination date no later than thirty (30) days after the date of such Participant’s termination date, and shall, for the avoidance of doubt, forfeit any other unpaid Award Amount.
(b)    Accelerated Vesting: A Participant shall vest in and be entitled to receive 100% of any unpaid portion of such Participant’s Award Amount, upon the first to occur of any of the following during the Term (each, a “Triggering Event”), subject to such Participant’s continued Service with the Company through the applicable Triggering Event: (i) a termination of such Participant’s Service due to such Participant’s death or Disability or (ii) a Change in Control. Any Award Amount payable under this Section 4.3(b) shall be paid no later than thirty (30) days following the applicable Triggering Event.
4.4    Term of This Plan. This Plan shall terminate on the date all Award Amounts are paid hereunder.

4.5    Acceptance of Award Amount. Upon acceptance of payment of any Award Amount payable to a Participant under this Plan, such Participant shall be deemed, absent manifest error or bad faith by the Committee or the Company, to have (i) accepted all aspects of the calculation of the Award Amount, and (ii) unconditionally released and discharged the Company, the Partnership and any and all of their respective partners, subsidiaries, Affiliates, successors and assigns and any and all of their past and present officers, directors, managers, partners, agents, employees and representatives from any and all claims in connection with, or in any manner related to or arising under, this Plan with respect to such Award Amount, including the determination of such Award Amount and any other matter associated therewith.
4.6    Forfeiture of Award Amount. A Participant will forfeit all right or entitlement to any unpaid Award Amount if (i) such Participant’s Service with the Company is terminated by the Company for Cause, (ii) such Participant’s Service with the Company is terminated by the Participant for any reason, or (iii) such Participant fails to meet any other conditions set forth in this Plan. Upon forfeiture of his or her Award Amount under this Section 4.6, a Participant will cease to be a Participant in the Plan and he or she will have no further rights or interest under the Plan.
ARTICLE V

MISCELLANEOUS

5.1    Nontransferability. No rights to receive payment under this Plan may be transferred other than by will or the laws of descent and distribution. Any transfer or attempted transfer of a right to receive payment under this Plan contrary to this Section 5.1 shall be void to the greatest extent permitted under applicable law. In case of an attempted transfer by a Participant of a right to receive payment pursuant to this Plan contrary to this Section 5.1 hereof, the Committee may in its sole discretion terminate such right.
5.2    Rights of Participants. Nothing in this Plan shall interfere with or limit in any way any right of the Company or any of its subsidiaries to terminate any Participant’s Service at any time and for any reason (or no reason), nor confer upon any Participant any right to continued service with the Company or any of its subsidiaries for any period of time or to continue such Participant’s present (or any other) rate of compensation. No service provider of the Company or any of its direct or indirect subsidiaries shall have a right to be selected as a Participant.
5.3    Withholding Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any amount due and payable by the Company to any Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable to such Participant under this Plan.
5.4    Amendment or Termination of Awards and/or This Plan. The Board or the Committee, in its discretion, may amend or terminate Awards and/or this Plan during the Term, provided that any amendment or termination adverse to any Participant shall require the consent of such Participant.
5.5    Severability. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.
5.6    Titles and Headings. The headings and titles used in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

5.7    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with this Plan or any rights granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 5.7 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful; and provided, further, that upon the institution of any such action, suit or proceeding, a Board or Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle and defend it on such Board or Committee member’s own behalf.
5.8    Governing Law; Jury Trial Waiver. This Plan shall be governed by the laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. ALL PARTIES AND BENEFICIARIES UNDER THIS PLAN AGREE TO WAIVE THE RIGHT TO TRIAL BY JURY FOR ALL PURPOSES IN ANY DISPUTE ARISING OUT OF OR IN ANY WAY CONNECTED TO THE INTERPRETATION OF THIS PLAN.
5.9    Code Section 409A. Although the Company makes no guarantee with respect to the tax treatment of payments hereunder and shall not be responsible in any event with regard to non‑compliance with Code Section 409A, this Plan is intended to either comply with, or be exempt from, the requirements of Code Section 409A. To the extent that this Plan is not exempt from the requirements of Code Section 409A, this Plan is intended to comply with the requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent. Accordingly, the Company reserves the right to amend the provisions of this Plan at any time and in any manner without the consent of Participants solely to comply with the requirements of Code Section 409A and to avoid the imposition of the additional tax, interest or income inclusion under Code Section 409A on any payment to be made hereunder. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest, income inclusion or other penalty that may be imposed on a Participant by Code Section 409A or for damages for failing to comply with Code Section 409A.

EXHIBIT A
FORM OF AWARD AGREEMENT
SOUTHCROSS ENERGY PARTNERS, L.P.
NOTICE OF GRANT OF AWARD AMOUNT UNDER THE
2016 CASH-BASED LONG-TERM INCENTIVE PLAN
SOUTHCROSS ENERGY PARTNERS, L.P. (the “Company”), pursuant to its 2016 Cash-Based Long-Term Incentive Plan (as may be amended from time to time, the “Plan”), hereby grants to Participant the Award Amount, subject to all of the terms and conditions as set forth in each of this notice and the Plan, which is attached hereto and is incorporated herein in its entirety.  Capitalized terms not expressly defined herein but defined in the Plan will have the same definitions as in the Plan.

Participant:	Name
Date of Grant:	Date of Grant
Award Amount:	$[]

ADDITIONAL TERMS/ACKNOWLEDGEMENTS:  Participant acknowledges receipt of, and understands and agrees to, this Notice of Grant of Award Amount (the “Notice”) and the Plan.  As of the Date of Grant, this Notice and the Plan set forth the entire understanding between Participant and the Company regarding the Award Amount and supersede all prior oral and written agreements regarding the Award Amount.  By Participant’s signature below, Participant agrees to all the terms of the Plan (as such may be amended from time to time) including, without limitation, the forfeiture of the Award Amount upon termination of Service under certain circumstances set forth therein. The grant of Award Amount hereunder is not effective until this Notice is executed by the Participant and returned to the Company.
* * * * *
IN WITNESS WHEREOF, the Company has caused this Notice to be executed as of the date of grant stated above.

COMPANY	PARTICIPANT
By:	Sign:
Name:	Print Name:
Its:	Date:

ATTACHMENT: SOUTHCROSS ENERGY PARTNERS, L.P.
2016 CASH-BASED LONG-TERM INCENTIVE PLAN